Exhibit 99.2

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Info.
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

FOURTH QUARTER 2005 RESULTS

Reports diluted FFO per share of $1.09	Reports diluted EPS of $1.35

BOSTON, MA, January 30, 2006 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the fourth quarter ended December 31, 2005.

Results for the quarter ended December 31, 2005

Funds from Operations (FFO) for the quarter ended December 31, 2005 were $126.7 million, or $1.13 per share basic and $1.09 per share diluted. This compares to FFO for the quarter ended December 31, 2004 of $118.9 million, or $1.09 per share basic and $1.05 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 112,340,334 and 119,496,904, respectively, for the quarter ended December 31, 2005 and 109,358,601 and 117,268,572, respectively, for the quarter ended December 31, 2004.

Net income available to common shareholders was $158.3 million for the three months ended December 31, 2005, compared to $62.3 million for the quarter ended December 31, 2004. Net income available to common shareholders per share (EPS) for the quarter ended December 31, 2005 was $1.38 basic and $1.35 on a diluted basis. This compares to EPS for the fourth quarter of 2004 of $0.57 basic and $0.56 on a diluted basis. EPS includes $0.77 and $0.01, on a diluted basis, related to gains on sales of real estate and discontinued operations for the quarters ended December 31, 2005 and 2004, respectively.

Results for the year ended December 31, 2005

FFO for the year ended December 31, 2005 was $489.0 million, or $4.39 per share basic and $4.25 per share diluted, after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. This compares to FFO for the year ended December 31, 2004 of $459.5 million, or $4.32 per share basic and $4.16 per share diluted. Losses from early extinguishments of debt associated with the sales of real estate totaled $0.08 per share basic and diluted for the year ended December 31, 2005. The weighted average number of basic and diluted shares outstanding totaled 111,274,188 and 118,722,134, respectively, for the year ended December 31, 2005 and 106,458,214 and 114,815,522, respectively, for the year ended December 31, 2004.

Net income available to common shareholders was $442.5 million for the year ended December 31, 2005, compared to $284.0 million for the year ended December 31, 2004. EPS for the year ended December 31, 2005 was $3.98 basic and $3.90 on a diluted basis. This compares to EPS for the year ended December 31, 2004 of $2.67 basic and $2.61 on a diluted basis. EPS includes $1.77 and $0.36, on a diluted basis, related to gains on sales of real estate and discontinued operations for the years ended December 31, 2005 and 2004, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2005. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of December 31, 2005, the Company’s portfolio consisted of 121 properties comprising approximately 42.0 million square feet, including three properties under construction and one expansion project totaling 1.1 million square feet. The overall percentage of leased space for the 116 properties in service as of December 31, 2005 was 93.8%.

Significant events of the fourth quarter include:

•	On October 4, 2005, the Company repaid the mortgage loan collateralized by its Embarcadero Center West Tower property located in San Francisco, California totaling approximately $90.7 million using approximately $72.7 million of available cash and $18.0 million drawn under the Company’s Unsecured Line of Credit. There was no prepayment penalty associated with the repayment

•	On November 4, 2005, the Company sold the Residence Inn by Marriott®, a 221-room extended-stay hotel property located in Cambridge, Massachusetts, at a gross sale price of approximately $68.0 million, less closing costs and a credit of approximately $3.0 million representing the property-controlled furniture, fixtures and equipment escrow funds set aside for planned property upgrades.

•	On November 7, 2005, the Company sold 40-46 Harvard Street, an industrial property with approximately 152,000 net rentable square feet located in Westwood, Massachusetts, at a sale price of approximately $7.8 million.

•	On December 14, 2005, the Company sold Embarcadero Center West Tower, a Class A office property with approximately 475,000 net rentable square feet located in San Francisco, California, at a gross sale price of approximately $205.8 million, less customary closing costs, transaction-related expenses and unfunded tenant obligations totaling approximately $10.6 million.

•	On December 14, 2005, the joint venture entity that is developing 505 9th Street in Washington, D.C. closed on a collateralized, construction-to-permanent financing totaling

$95.0 million. The construction financing is comprised of a $60.0 million loan commitment, which bears interest at a fixed rate of 5.73% per annum, and a $35.0 million loan commitment, which bears interest at a variable rate equal to LIBOR plus 1.25% per annum. The construction financing converts to a ten-year fixed rate loan in October 2007, subject to the satisfaction of certain operating performance and financial measures, at an interest rate of 5.73% per annum with a provision for an increase in the borrowing capacity by $35.0 million (which would bring the total available financing to $130.0 million).

•	On December 20, 2005, the Company’s Value-Added Fund acquired 300 Billerica Road, a 111,000 net rentable square foot office property located in Chelmsford, Massachusetts, at a purchase price of approximately $10.0 million. The acquisition was financed with new mortgage indebtedness totaling $7.5 million and approximately $2.5 million in cash, of which the Company’s share was approximately $0.6 million. The mortgage financing bears interest at a fixed rate of 5.69% per annum and matures on January 1, 2016.

•	On December 30, 2005, the Company acquired Prospect Place, a Class A office property with approximately 297,000 net rentable square feet located in Waltham, Massachusetts, at a purchase price of approximately $62.8 million. The acquisition was financed with available cash. Prospect Place is currently 67% leased with an average rental rate that is below market. The Company projects this property’s 2006 Unleveraged FFO Return to be 4.7% and 2006 Unleveraged Cash Return to be 3.4%. Assuming the Company leases substantially all of the currently available space at market rates by 2008 and spends approximately $8.8 million for improvements and leasing commissions, the Company projects stabilized Unleveraged FFO Return to be 8.7% and stabilized Unleveraged Cash Return to be 7.9%. The calculation of these returns and related disclosures are presented on the accompanying table entitled “Projected 2006 & Stabilized Returns on Acquisition.” There can be no assurance that actual returns will not differ materially from these projections.

•	On December 30, 2005, the Company repaid at maturity the mortgage loan collateralized by its 601 & 651 Gateway Boulevard properties located in South San Francisco, California, totaling approximately $85.7 million.

•	During the fourth quarter 2005, the Company continued its planned interest rate hedging program. As of December 31, 2005, the Company had entered into forward-starting interest rate swap contracts which fix the ten-year treasury rate for financings in early 2007 at a weighted-average rate of 4.34% per annum on notional amounts aggregating $500.0 million, which go into effect in February 2007 and expire in February 2017. The Company entered into the interest rate swap contracts designated and qualifying as cash flow hedges to reduce its exposure to the variability in future cash flows attributable to changes in the Treasury rate in contemplation of obtaining ten-year fixed-rate financing in early 2007.

Transactions completed subsequent to December 31, 2005:

•

During January 2006, the Company placed-in-service its Seven Cambridge Center development project located in Cambridge, Massachusetts. Seven Cambridge Center is a fully-leased, build-to-suit project with approximately 231,000 square feet of office, research laboratory and retail space. The Company has leased 100% of the space to the

Massachusetts Institute of Technology for occupancy by its affiliate, the Eli and Edythe L. Broad Institute. On October 1, 2005, the Company had placed-in-service the West Garage phase of the project consisting of parking for approximately 800 cars.

EPS and FFO per Share Guidance:

The Company’s guidance for the first quarter and full year 2006 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	First Quarter 2006 Low - High	Full Year 2006 Low - High
Projected EPS (diluted)	$ 0.52 - $ 0.55	$ 2.19 - $ 2.35
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.49 - 0.49	1.95 - 1.95
Less:
Projected Company Share of Gains on Sales of Real Estate	0.02 - 0.03	0.02 - 0.03

Projected FFO per Share (diluted)	$ 0.99 - $ 1.01	$ 4.12 - $ 4.27

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. The estimates do not include possible future gains or losses from property dispositions or the impact on operating results from possible future property acquisitions or dispositions. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, January 31, 2006 at 10:00 AM (Eastern Time), open to the general public, to discuss the fourth quarter and full fiscal year 2005 results, the 2006 projections and other related matters. The number to call for this interactive teleconference is (800) 218-8862. A replay of the conference call will be available through February 7, 2006 by dialing (800) 405-2236 and entering the passcode 11049648, or as a podcast on the Company’s website, www.bostonproperties.com, shortly after the call. An audio-webcast will also be archived and may be accessed in the Investor Relations section of the Company’s website under the heading Events & Webcasts.

Additionally, a copy of Boston Properties’ fourth quarter 2005 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes two hotels. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing (including the impact of interest rates on our hedging program), the effects of local economic and market conditions, the effects of acquisitions and dispositions, including possible impairment charges, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the first quarter and full fiscal year 2006.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$279,583	$276,209	$1,110,212	$1,067,100
Recoveries from tenants	44,098	41,552	173,254	164,770
Parking and other	14,051	14,353	55,567	57,270

Total rental revenue	337,732	332,114	1,339,033	1,289,140
Hotel revenue	22,161	21,050	69,277	66,427
Development and management services	3,714	5,324	17,310	20,440
Interest and other	2,726	828	12,015	10,339

Total revenue	366,333	359,316	1,437,635	1,386,346

Expenses
Operating:
Rental	112,284	106,614	438,335	416,327
Hotel	16,125	14,999	51,689	49,442
General and administrative	13,136	15,541	55,471	53,636
Interest	74,804	79,378	308,091	306,170
Depreciation and amortization	66,290	68,342	266,829	249,649
Losses from early extinguishments of debt	—	—	12,896	6,258

Total expenses	282,639	284,874	1,133,311	1,081,482

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	83,694	74,442	304,324	304,864
Minority interests in property partnerships	1,366	1,558	6,017	4,685
Income from unconsolidated joint ventures	1,530	664	4,829	3,380

Income before minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	86,590	76,664	315,170	312,929
Minority interest in Operating Partnership	(16,928)	(15,920)	(74,103)	(67,743)

Income before gains on sales of real estate and land held for development and discontinued operations	69,662	60,744	241,067	245,186
Gains on sales of real estate, net of minority interest	48,542	—	150,674	8,149
Gains on sales of land held for development, net of minority interest	—	—	1,210	—

Income before discontinued operations	118,204	60,744	392,951	253,335
Discontinued operations:
Income from discontinued operations, net of minority interest	730	423	1,908	3,344
Gains on sales of real estate from discontinued operations, net of minority interest	39,364	1,087	47,656	27,338

Net income available to common shareholders	$158,298	$62,254	$442,515	$284,017

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$1.02	$0.56	$3.53	$2.38
Discontinued operations, net of minority interest	0.36	0.01	0.45	0.29

Net income available to common shareholders	$1.38	$0.57	$3.98	$2.67

Weighted average number of common shares outstanding	112,340	109,359	111,274	106,458

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$1.00	$0.55	$3.46	$2.33
Discontinued operations, net of minority interest	0.35	0.01	0.44	0.28

Net income available to common shareholders	$1.35	$0.56	$3.90	$2.61

Weighted average number of common and common equivalent shares outstanding	114,640	111,888	113,559	108,762

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2005	December 31, 2004
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$8,721,903	$9,033,858
Construction in progress	177,576	35,063
Land held for future development	248,645	222,306
Less: accumulated depreciation	(1,264,073)	(1,143,369)

Total real estate	7,884,051	8,147,858
Cash and cash equivalents	261,496	239,344
Cash held in escrows	25,618	24,755
Investments in marketable securities	—	—
Tenant and other receivables, net of allowance for doubtful accounts of $2,519 and $2,879, respectively	52,668	25,500
Accrued rental income, net of allowance of $2,638 and $4,252, respectively	302,356	251,236
Deferred charges, net	242,660	254,950
Prepaid expenses and other assets	41,261	38,630
Investments in unconsolidated joint ventures	90,207	80,955

Total assets	$8,900,317	$9,063,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$3,297,192	$3,541,131
Unsecured senior notes, net of discount	1,471,062	1,470,683
Unsecured line of credit	58,000	—
Accounts payable and accrued expenses	102,729	94,451
Dividends and distributions payable	107,643	91,428
Interest rate contract	—	1,164
Accrued interest payable	47,911	50,670
Other liabilities	154,123	91,300

Total liabilities	5,238,660	5,340,827

Commitments and contingencies	—	—

Minority interests	740,085	786,328

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 112,621,162 and 110,399,385 shares issued and 112,542,262 and 110,320,485 shares outstanding in 2005 and 2004, respectively	1,125	1,103
Additional paid-in capital	2,750,723	2,633,980
Earnings in excess of dividends	186,328	325,452
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(5,001)	(6,103)
Accumulated other comprehensive loss	(8,881)	(15,637)

Total stockholders’ equity	2,921,572	2,936,073

Total liabilities and stockholders’ equity	$8,900,317	$9,063,228

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005		2004
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$158,298	$62,254	$442,515		$284,017
Add:
Minority interest in Operating Partnership	16,928	15,920	74,103		67,743
Less:
Minority interests in property partnerships	1,366	1,558	6,017		4,685
Income from unconsolidated joint ventures	1,530	664	4,829		3,380
Gains on sales of real estate, net of minority interest	48,542	—	150,674		8,149
Gains on sales of land held for development, net of minority interest	—	—	1,210		—
Income (loss) from discontinued operations, net of minority interest	730	423	1,908		3,344
Gains on sales of real estate from discontinued operations, net of minority interest	39,364	1,087	47,656		27,338

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	83,694	74,442	304,324		304,864
Add:
Real estate depreciation and amortization (2)	67,987	69,989	274,476		257,319
Income (loss) from discontinued operations	869	548	2,279		4,238
Income from unconsolidated joint ventures	1,530	664	4,829		3,380
Less:
Minority interests in property partnerships’ share of funds from operations	(114)	123	(113)		(922)
Preferred distributions	(3,098)	(3,361)	(12,918	)(3)	(15,050)

Funds from operations (FFO)	150,868	142,405	572,877		553,829
Add:
Losses from early extinguishments of debt associated with the sales of real estate	—	—	11,041		—

Funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	150,868	142,405	583,918		553,829
Less:
Minority interest in the Operating Partnership’s share of funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	24,167	23,514	94,946		94,332

Funds from operations available to common shareholders after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$126,701	$118,891	$488,972		$459,497

Our percentage share of funds from operations - basic	83.98%	83.49%	83.74%		82.97%

Weighted average shares outstanding - basic	112,340	109,359	111,274		106,458

FFO per share basic after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.13	$1.09	$4.39		$4.32

FFO per share basic	$1.13	$1.09	$4.31		$4.32

Weighted average shares outstanding - diluted	119,497	117,269	118,722		114,816

FFO per share diluted after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.09	$1.05	$4.25		$4.16

FFO per share diluted	$1.09	$1.05	$4.17		$4.16

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after a specific and defined supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. The adjustment to exclude losses from early extinguishments of debt results when the sale of real estate encumbered by debt requires us to pay the extinguishment costs prior to the debt's stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, we view the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that this supplemental adjustment more appropriately reflects the results of our operations exclusive of the impact of our sale transactions.

Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding the effects of the losses from early extinguishments of debt associated with the sales of real estate, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.

Neither FFO nor FFO as adjusted should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. Neither FFO nor FFO as adjusted represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $66,290, $68,342, $266,829 and $249,649, our share of unconsolidated joint venture real estate depreciation and amortization of $2,174, $1,798, $8,554 and $6,814 and depreciation and amortization from discontinued operations of $63, $393, $812 and $3,292, less corporate related depreciation and amortization of $540, $544, $1,719 and $2,436 for the three months and year ended December 31, 2005 and 2004, respectively.

(3)	Excludes approximately $12.1 million of income allocated to the holders of Series Two Preferred Units to account for their right to participate on an as-converted basis in the special dividend that followed previously completed sales of real estate.

BOSTON PROPERTIES, INC.

PROJECTED 2006 AND STABILIZED RETURNS ON ACQUISITION

	Prospect Place
	2006	Stabilized
	(dollars in thousands)
Base rent and recoveries from tenants	$5,869	$9,881
Straight-line rent	231	(57)
Fair value lease revenue	613	627

Total rental revenue	6,713	10,451
Operating Expenses	3,746	4,234

Revenue less Operating Expenses	2,967	6,217
Depreciation and amortization	(3,051)	(2,887)

Net income	$(84)	$3,330
Add:
Depreciation and amortization	3,051	2,887

Unleveraged FFO	$2,967	$6,217
Less:
Straight-line rent	(231)	57
Fair value lease revenue	(613)	(627)

Unleveraged Cash	$2,123	$5,647
Cash	$62,554	$62,554
Closing costs	214	214
Tenant and capital improvements	—	8,835

Total Investment	$62,768	$71,603
Total Investment Per Square Foot of Net Rentable Building Area	$212	$242
Unleveraged FFO Return (1)	4.7%	8.7%
Unleveraged Cash Return (2)	3.4%	7.9%

(1)	Unleveraged FFO Return is determined by dividing the Unleveraged FFO (based on the projected results for either the year ending December 31, 2006 or stabilized results) by Total Investment. Other real estate companies may calculate this return differently. Management believes projected Unleveraged FFO Return is a useful measure in the real estate industry when determining the appropriate purchase price for a property or estimating a property's value. When evaluating acquisition opportunities, management considers, among other factors, projected Unleveraged FFO Return because it excludes, among other items, interest expense (which may vary depending on the level of corporate debt or property-specific debt), as well as depreciation and amortization expense (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). In addition, management considers its cost of capital and available financing alternatives in making decisions concerning acquisitions.

(2)	Unleveraged Cash Return is determined by dividing the Unleveraged Cash (based on the projected results for either the year ending December 31, 2006 or stabilized results) by Total Investment. Other real estate companies may calculate this return differently. Management believes that projected Unleveraged Cash Return is also a useful measure of a property's value when used in addition to Unleveraged FFO Return because, by eliminating the effect of straight-lining of rent and the SFAS No. 141 treatment of in-place above- and below-market leases, it enables an investor to assess the cash on cash return from the property over the forecasted period.

Management is presenting these projected returns and related calculations to assist investors in analyzing the Company's recent acquisition. Management does not intend to present this data for any other purpose, for any other period or for its other properties, and is not intending for these measures to otherwise provide information to investors about the Company's financial condition or results of operations. The Company does not undertake a duty to update any of these projections.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2005	December 31, 2004
Greater Boston	89.9%	90.2%
Greater Washington, D.C.	97.2%	97.9%
Midtown Manhattan	98.3%	96.4%
Baltimore, MD	N/A	90.9%
Richmond, VA	N/A	91.3%
Princeton/East Brunswick, NJ	86.9%	90.2%
Greater San Francisco	90.8%	80.3%

Total Portfolio	93.8%	92.1%

	% Leased by Type
	December 31, 2005	December 31, 2004
Class A Office Portfolio	93.7%	92.3%
Office/Technical Portfolio	97.6%	97.6%
Industrial Portfolio	N/A	0.0%

Total Portfolio	93.8%	92.1%